UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2019

Verint Systems Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34807	11-3200514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Broadhollow Road

Melville, New York 11747

(Address of Principal Executive Offices, and Zip Code)

(631) 962-9600

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value per share	VRNT	The NASDAQ Stock Market, LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 6, 2019, Verint Systems Inc. (the “Company”) entered into an agreement (the “Settlement Agreement”) with Neuberger Berman Investment Advisers LLC and certain other entities and natural persons signatories thereto (collectively, “Neuberger Berman”).

Pursuant to the Settlement Agreement, (i) the Company agreed that the Corporate Governance & Nominating Committee of the Board will work in good faith to identify for the Board, and the Board will work in good faith to appoint, an additional director to the Board who has substantial experience as a senior operating executive in the software industry, preferably with experience in cloud transitions, as promptly as reasonably practicable but in any event prior to December 31, 2019 and (ii) Neuberger Berman irrevocably withdrew its nomination of directors for election to the Company’s board of directors at the 2019 annual meeting of stockholders.

The Settlement Agreement includes certain restrictions, applicable from June 6, 2019 until the earliest of (i) 15 business days prior to the deadline for the submission of stockholder nominations for the Company’s 2020 annual meeting, (ii) 100 days prior to the first anniversary of the Company’s 2019 annual meeting, or (iii) the date of a material breach by the Company of the provisions of the Settlement Agreement (the “Standstill Period”). During the Standstill Period, Neuberger Berman is, among other things, restricted from engaging in any solicitation of proxies or written consents relating to the Company, instituting any litigation against the Company or its directors or officers, nominating directors for election to the Company’s board of directors, and initiating any stockholder proposal.

The Settlement Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the Exhibit.

Item 7.01	Regulation FD Disclosure

The Company issued a press release on June 6, 2019 announcing the withdrawal of Neuberger Berman’s nomination of directors at the Company’s 2019 annual meeting. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Agreement, dated June 6, 2019, between Verint Systems Inc., Neuberger Berman Investment Advisers LLC, and the entities and natural persons signatories thereto

99.1	Press release of Verint Systems Inc., dated June 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

By:	/s/ Peter Fante
Name: Peter Fante Title: Chief Administrative Officer

Date: June 6, 2019